Exhibit 10.2

REVOLVING CREDIT NOTE

$2,000,000	June 23, 2010

For value received, LIQUIDMETAL COATINGS, LLC, a Delaware limited liability company, and LIQUIDMETAL COATINGS, LLC, a Delaware limited liability company (each a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of ENTERPRISE BANK & TRUST, a Missouri banking corporation (the “Bank”; which term shall include any subsequent holder hereof), in lawful money of the United States of America, without setoff, recoupment, deduction or counterclaim, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) or, if different, the principal amount outstanding under Section 2.2 of the Credit Agreement referred to below.

This Revolving Credit Note (the “Note”) is the Revolving Credit Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Credit Agreement, dated on or about the date hereof, among the Borrowers and the Bank, as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time (the “Credit Agreement”).  To the extent of any direct conflict between the terms and conditions of this Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern.  Capitalized terms used and not defined in this Note have the meanings given to them in the Credit Agreement.

Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement.  Principal, interest and all other amounts, if any, payable in respect of this Note shall be payable as provided in the Credit Agreement.  The Borrowers’ right, if any, to prepay this Note is subject to the terms and conditions of the Credit Agreement.

The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Bank, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrowers, all of which the Borrowers waive.

Time is of the essence of this Note.  To the fullest extent permitted by applicable law, each Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

This Note shall be governed by the laws of the State of Missouri, without regard to any choice of law rule thereof which gives effect to the laws of any other jurisdiction.

[signature page to follow]

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Note as of the date first above written.

LIQUIDMETAL COATINGS, LLC

By:
Name:
Title:

LIQUIDMETAL COATINGS SOLUTIONS, LLC

By:
Name:
Title:

Revolving Credit Note – Signature Page